                                                                      EXHIBIT 99

NEWS RELEASE[GRAPHIC OMITTED]                        [LOGO OF BELL ATLANTIC]

FOR IMMEDIATE RELEASE                               Contact:
April 25, 2000                                      Dave Frail
                                                    212-395-7726
                                                    David.Frail@BellAtlantic.com



                 Bell Atlantic First-Quarter Revenues Jump 7.1%,
                          Adjusted Net Income Rises 10%

         Revenue Growth Rate Increases 300 Basis Points Year-Over-Year;
            Wireless Properties Add 727,000 Proportionate Customers;
                 DSL Sales Double, With 62,000 Lines in Service;
         Long Distance Explodes on the Marketplace -- 428,000 Customers

     NEW YORK - On accelerating revenue growth of 7.1 percent, Bell Atlantic Corp. (NYSE: BEL) increased adjusted net income for the first quarter of 2000 by 10 percent, to $1.3 billion from $1.2 billion in first quarter 1999. Adjusted earnings per diluted share (EPS) rose 9.6 percent to 80 cents from 73 cents in first quarter 1999.

     "This was a terrific quarter, in which we continued to accelerate our revenue growth," said Bell Atlantic Chairman and CEO Ivan Seidenberg. "Not only are our growth engines firing on all cylinders, but our traditional business is continuing to expand as well. We're going into our combination with Vodafone AirTouch and our merger with GTE with terrific momentum."

          First quarter highlights include:

     . Approximately 428,000 residential long distance customers in the first three months of operation in New York.

     .    Data revenue growth of 31.8 percent, to $892 million.

     . Net customer additions of 290,000 at Bell Atlantic Mobile, with 28.9 percent revenue growth.

     . Doubled sales of Infospeed DSL(sm) service, ending the quarter with more than 60,000 digital subscriber lines (DSL) in service.

     . An expanding wholesale business, with 1.9 million wholesale lines and approximately 328,000 unbundled loops in service at the end of the quarter.

     . Continued strong International Wireless growth, with 365,000 proportionate net customer additions.

     "The communications industry is undergoing a radical restructuring, and Bell Atlantic is further ahead in transforming itself than any other company," Seidenberg said. "Our long distance business is off to a rousing start; our data business is succeeding in the most data-intensive market in the country; we are building a thriving wholesale business, and we are reinventing our core business as a mass-market data provider.

     "Our long distance results put us well ahead of schedule in meeting our target of one million residence customers by year-end. The overwhelming response we've received in New York demonstrates the effectiveness of our marketing message: surprise-free simplicity and superior customer service, all on one bill.

     "Bell Atlantic Mobile had an excellent final quarter as a stand-alone company and came into our new wireless joint venture at full speed. Verizon Wireless opened for business this month as the market leader, with the most extensive network coverage, the best digital technology and the best national pricing plans of any U.S. wireless provider. We're very excited about the prospects for Verizon Wireless.

     "We're equally excited about launching Verizon Communications, following our merger with GTE," Seidenberg said. "We completed state reviews of the Bell Atlantic-GTE merger in the quarter, and we are now waiting only for approval from the Federal Communications Commission. Our new name will signify just how much progress we have made in transforming ourselves into one of the communications industry's leading businesses."

     Reported first quarter net income available to common shareowners was $731 million, or 46 cents per share, compared to reported net income of $1.1 billion, or 72 cents per share in first quarter 1999.

     Reported results for first quarter 1999 reflect charges totaling 1 cent per share for transition costs related to the Bell Atlantic-NYNEX merger. Reported results for first quarter 2000 include charges totaling $536 million, or 34 cents per share, for a non-operating "mark to market" accounting adjustment related to the company's $3.2 billion in notes exchangeable into shares of Cable & Wireless Communications plc (CWC). Generally Accepted Accounting Principles require that when the market price of the underlying CWC shares exceeds the exchange price, the difference must be recognized as an increase in the company's liability for the notes and a charge to income. The company will make such an accounting adjustment in future quarters, recording either a gain or a loss to reflect any difference between the CWC market price and the exchange price at the end of the quarter.

                          Domestic Telecom Highlights

     The Domestic Telecom Group's first quarter revenues grew 3.9 percent over first quarter 1999 on increased sales of core and advanced communications services, especially data services. The number of voice-grade equivalents (access lines plus data circuits) in service jumped 14.3 percent to 67.3 million, as more customers chose high-capacity, high-speed transport services. Switched access lines in service grew 2.5 percent to 43.1 million. Access minutes of use increased 4.4 percent in the quarter.

     Bell Atlantic's long distance unit got off to a very strong start in its first quarter of operation in New York, adding 428,000 residential customers and exceeding its customer acquisition target. The unit attracted customers at all usage levels, and the international calling plans it offered to New York's diverse customer base generated strong international long distance revenues. The unit's average revenue per customer was in line with industry trends, and its churn rate was below the industry average.

     Sales of data services accounted for approximately 84 percent of Domestic Telecom's revenue growth for the quarter. Data revenues reached $892 million for the quarter, 31.8 percent higher than in first quarter 1999. These include revenues from high-bandwidth packet-switched and special access services as well as Bell Atlantic's network integration business.

     In the enterprise (large business) and general business markets:

   . Bell Atlantic's Data Solutions Group revenues increased 47.8 percent over first quarter 1999, to $99 million.

   . The number of "DS0" circuits in service (digital, high-bandwidth and packet-switched services as measured in 64-kilobit voice-grade equivalents) increased 42.7 percent over first quarter 1999, to 25.9 million.

     In consumer markets:

   . In addition to doubling the number of Infospeed DSL customers to 62,000, Bell Atlantic ended the quarter with 886 wire centers ready to sell DSL, with approximately 19 million access lines and more than eight million households qualified for the high-bandwidth Internet access service.

   . Vertical service revenues continued to grow, as the number of packages combining Caller ID, Home Voice Mail and other features with basic services increased 40.7 percent over first quarter 1999. More than 30 percent of Bell Atlantic consumers subscribed to Caller ID at the end of the quarter, and the number of Home Voice Mail subscribers grew to
     3.3 million.

     In network services markets:

   . At the end of the quarter, Bell Atlantic was providing other carriers with approximately 1.9 million wholesale access lines and approximately 328,000 unbundled loops.

   . Special access revenues for the quarter increased 28.7 percent to $574 million.

     Domestic Telecom's adjusted first quarter operating expenses of $5 billion were 4.7 percent above first quarter 1999 levels. Cash expenses increased 4.2 percent.

                           Wireless Group Highlights

     In the last full quarter prior to the launch of Verizon Wireless, Bell Atlantic's Wireless Group posted strong gains at home and abroad.

     The Wireless Group ended first quarter 2000 with 12.7 million global proportionate wireless subscribers, up 39.7 percent over first quarter 1999. Proportionate net customer additions in the quarter totaled 727,000, 36.7 percent more than in the first quarter of 1999, with Bell Atlantic Mobile (BAM) totaling 290,000 net additions, 52.6 percent more than in the prior-year period.

     Total proportionate wireless revenues for the quarter increased 32 percent to $1.7 billion. Proportionate operating income reached $294 million, an increase of 58.1 percent over first quarter 1999, with proportionate operating cash flow growing 43.2 percent to $547 million.

     On April 3, Bell Atlantic and Vodafone AirTouch created Verizon Wireless, the market leader of the U.S. wireless industry, through the combination of BAM, PrimeCo Personal Communications, the U.S. cellular, PCS and paging assets of Vodafone AirTouch, and certain properties of ALLTEL Corp. Following the Bell Atlantic-GTE merger, Verizon Wireless will serve more than 24 million customers and cover 96 of the top 100 U.S. markets.

     On April 4, Verizon Wireless introduced new nationwide flat-rate pricing options for consumer and business customers and announced it will invest more than $3 billion in its nationwide network in 2000 to further expand its CDMA network, introduce two-way short messaging service (SMS), deploy over-the-air provisioning capabilities, and conduct field trials of 3G technology. Bell Atlantic and Vodafone AirTouch also announced they are planning an initial public offering of part of Verizon Wireless.

     Other domestic highlights:

 . Bell Atlantic Mobile closed out the quarter with nearly 8 million customers, up 24.8 percent from first quarter 1999. Quarterly revenues grew 28.9 percent over first quarter 1999, to $1.2 billion. Average revenue per subscriber was up 3.8 percent, to nearly $50, and represents BAM's highest-ever ARPU growth year-over-year.

 . Three-quarters of BAM's new retail customers subscribed to CDMA digital services. Nearly 45 percent of BAM customers use digital services, as BAM enjoyed its largest increase in digital subscribers in any quarter. Digital subscribers increased their share of BAM's busy-hour usage to 78 percent.

 . Some 658,000 BAM customers subscribed to regional and national SingleRate(sm) plans at the end of the quarter. Approximately 60 percent of those subscribers are on plans priced at $59 a month or higher.

 . BAM and Amazon.com announced an agreement that provides BAM customers with access to Amazon.com Anywhere service via their Web-enabled digital handsets. Users can select and purchase a complete array of products and services from Amazon.com.

 . At PrimeCo Personal Communications, total revenues for the quarter grew 32.7 percent over first quarter 1999 to $250 million, with average monthly revenue per subscriber of $50. PrimeCo also reported positive operating cash flow that increased $55 million over first quarter 1999.

 . During the quarter, PrimeCo grew its customer base to 1.5 million, 40.6 percent over first quarter 1999. PrimeCo ended the quarter with a 3.6 percent penetration rate of covered POPs.

     Bell Atlantic's international wireless portfolio ended the first quarter with 4 million proportionate subscribers, up 79.8 percent over the prior-year period. International proportionate net subscriber additions of 365,000 rose
47.2 percent over first quarter 1999.

     Proportionate international revenues for the quarter were $388 million,
38.6 percent higher than first quarter 1999. Proportionate operating income increased 94.1 percent over first quarter 1999, to $99 million, with proportionate operating cash flow growing 70.3 percent to $155 million.

     International highlights:

 . Omnitel Pronto Italia ended the first quarter having boosted usage through the introduction of Internet access and SMS services. Omnitel averaged more than 6 million SMS messages a day during the quarter, and expanded its Omnitel 2000 wireless portal through an agreement with French Net broker Self Trade to enable users to trade on-line and receive advice and trading alerts.

 . EuroTel Praha added more than 180,000 new customers to finish the first quarter with approximately 1.25 million total customers. EuroTel, one of the first carriers in Europe to launch WAP (Wireless Application Protocol) technology for mobile Internet access, introduced its new GSM-Data Service, which at 43.2 Kbps provides the fastest mobile data transmission in Central Europe.

 . Grupo Iusacell is expected to end the first quarter with approximately 1.5 million customers. In March, Iusacell became the first wireless provider in Latin America to launch WAP technology. The company also completed its first PCS trial calls in key markets of northern Mexico.

 . STET Hellas added more than 95,500 new customers in the quarter, growing its base more than 60 percent and ending the period with 1.3 million subscribers. The company focused its efforts on its B Free prepaid products and introduced pricing plans to address the corporate and small- and medium-business markets. B Free buyers now represent more than 65 percent of Stet Hellas's total customer base.

                                      ***

      Bell Atlantic (www.bellatlantic.com) is at the forefront of the new
                     --------------------
communications and information industry. With more than 44 million telephone access lines and more than 20 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 23 countries.

     INTERNET USERS: Further information on quarterly results, including tables, is available at Bell Atlantic's News Center or Investor Information sites on the World Wide Web (www.ba.com and www.bellatlantic.com/invest) or through Fax on
                               ---------------------------
Demand at 800-329-7310. To receive news releases by email, visit the News Center and register for personalized automatic delivery of Bell Atlantic news releases.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates; the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets; the timing and profitability of our entry into the in-region long distance market; the timing of, and regulatory or other conditions associated with, the completion of the merger with GTE and our ability to combine operations and obtain revenue enhancements and cost savings following the merger; and the ability of Verizon Wireless to combine operations and obtain revenue enhancements and cost savings.

                                      ###

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BELL ATLANTIC CORPORATION
Consolidated Statements of Income - Reported Basis
--------------------------------------------------------------------------------




                                                                (Dollars in Millions, except per share amounts)

                                                          3 Months Ended       3 Months Ended
Unaudited                                                     3/31/2000            3/31/1999           % Change
-------------------------------------------------------------------------------------------------------------------
Operating Revenues
     Local services                                     $         3,638      $         3,468                4.9
     Network access services                                      2,041                1,944                5.0
     Long distance services                                         455                  474               (4.0)
     Ancillary services                                             518                  507                2.2
     Directory services                                             568                  547                3.8
     Wireless services                                            1,292                  990               30.5
     Other services                                                  22                   37              (40.5)
                                                       --------------------------------------
Total Operating Revenues                                          8,534                7,967                7.1
                                                       --------------------------------------

Operating Expenses
     Employee costs                                               2,068                2,018                2.5
     Depreciation and amortization                                1,620                1,504                7.7
     Other operating expenses                                     2,641                2,367               11.6
                                                       --------------------------------------
Total Operating Expenses                                          6,329                5,889                7.5
                                                       --------------------------------------

Operating Income                                                  2,205                2,078                6.1
Income from unconsolidated businesses                               123                   34              261.8
Other income and (expense), net                                      55                   19              189.5
Interest expense                                                    370                  315               17.5
Mark-to-market adjustment for exchangeable notes                   (825)                   -                  -
Provision for income taxes                                          457                  674              (32.2)
                                                       --------------------------------------
Net Income                                              $           731      $         1,142              (36.0)
                                                       ======================================

Diluted Earnings per Share                              $           .46                $ .72              (36.1)
Weighted average number of common
     shares-assuming dilution (in millions)                       1,575                1,582

Footnotes:
Diluted Earnings per Share include the dilutive effect of shares issuable under our stock-based compensation plans, which represent only the potential dilutive common shares.

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BELL ATLANTIC CORPORATION
Earnings Reconciliations
--------------------------------------------------------------------------------

                                                         (Dollars in Millions, except per share amounts)

                                             3 Months Ended 3/31/00               3 Months Ended 3/31/99

                                          Net Income                            Net Income
                                 Available to Common                   Available to Common
Unaudited                                Shareowners    Diluted EPS            Shareowners    Diluted EPS
------------------------------------------------------------------------------------------------------------
Reported Earnings                   $         731     $         .46     $         1,142     $        .72
Adjustments:
    Transition costs                            -                 -                  10              .01
    Mark-to-market adjustment
      for exchangeable notes (1)              536               .34                   -                -
                                   -------------------------------------------------------------------------

Adjusted Earnings                   $       1,267     $         .80     $         1,152     $        .73
                                   =========================================================================

Adjusted Growth                             10.0%              9.6%


(1) This non-cash, non-operational charge reflects the difference between the market price of the underlying Cable & Wireless Communications, Plc (CWC) shares at the end of the first quarter and the exchange price. Generally Accepted Accounting Principles (GAAP) require that this difference be recorded as an increase in the company's liability for the notes and a charge to income. The company will make such an accounting adjustment in future quarters, recording either a gain or loss, to reflect any difference between the CWC market price and the exchange price at the end of the quarter (no adjustment is required if the market price is below the exchange price).

--------------------------------------------------------------------------------
BELL ATLANTIC CORPORATION
Consolidated Statements of Income - Adjusted Basis
--------------------------------------------------------------------------------

                                                                (Dollars in Millions, except per share amounts)

                                                         3 Months Ended      3 Months Ended
Unaudited                                                     3/31/2000            3/31/1999           % Change
------------------------------------------------------------------------------------------------------------------
Operating Revenues
     Local services                                     $         3,638      $         3,468                4.9
     Network access services                                      2,041                1,944                5.0
     Long distance services                                         455                  474               (4.0)
     Ancillary services                                             518                  507                2.2
     Directory services                                             568                  547                3.8
     Wireless services                                            1,292                  990               30.5
     Other services                                                  22                   37              (40.5)
                                                       --------------------------------------
Total Operating Revenues                                          8,534                7,967                7.1
                                                       --------------------------------------

Operating Expenses
     Employee costs                                               2,068                2,016 /1/            2.6
     Depreciation and amortization                                1,620                1,504                7.7
     Other operating expenses                                     2,641                2,352 /2/           12.3
                                                       --------------------------------------

Total Operating Expenses                                          6,329                5,872                7.8
                                                       --------------------------------------


Operating Income                                                  2,205                2,095                5.3
Income from unconsolidated businesses                               123                   34              261.8
Other income and (expense), net                                      55                   19              189.5
Interest expense                                                    370                  315               17.5
Provision for income taxes                                          746                  681 /3/            9.5
                                                       --------------------------------------
Net Income                                              $         1,267      $         1,152               10.0
                                                       ======================================

Diluted Earnings per Share                              $           .80      $           .73                9.6
Weighted average number of common
     shares-assuming dilution (in millions)                       1,575                1,582


Footnotes:
1st Quarter 2000
Excludes mark-to-market adjustment for exchangeable notes.

1st Quarter 1999
(1)  Excludes $2 million related to transition costs.
(2)  Excludes $15 million related to transition costs.
(3)  Excludes tax effects of items (1) and (2) above.

--------------------------------------------------------------------------------
BELL ATLANTIC CORPORATION
Selected Financial and Operating Statistics
--------------------------------------------------------------------------------


                                       (Dollars in Millions, except per share amounts)

                                                   3 Months Ended   3 Months Ended
Unaudited                                               3/31/2000        3/31/1999
-------------------------------------------------------------------------------------

Debt ratio-end of period                                     61.0%            59.7%

Return on average common equity-adjusted basis               31.7%            34.0%

Return on average assets-adjusted basis                       7.9%             8.3%

Book value per common share                         $       10.76    $        8.70

Cash dividends declared per common share            $        .385    $        .385

Common shares outstanding (in millions)
     End of period                                          1,546            1,552

Capital expenditures
     Domestic Telecom                               $       1,770    $       1,444
     Domestic Cellular                                        347              241
     Other                                                     38               26
                                                   ----------------------------------
     Total                                          $       2,155    $       1,711
                                                   ==================================

Employees
     Domestic Telecom                                     130,987          126,591
     Other                                                 16,253           14,349
                                                   ----------------------------------
     Total                                                147,240          140,940
                                                   ==================================

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BELL ATLANTIC CORPORATION
Consolidated Balance Sheets
--------------------------------------------------------------------------------

                                                                                        (Dollars in Millions)

Unaudited                                                        3/31/2000         12/31/1999        $ Change
--------------------------------------------------------------------------------------------------------------

Assets
     Current assets
        Cash and cash equivalents                            $         360      $       1,097    $       (737)
        Short-term investments                                         628                839            (211)
        Accounts receivable, net                                     7,085              7,025              60
        Inventories                                                    589                664             (75)
        Prepaid expenses                                               848                673             175
        Other                                                          350                298              52
                                                            -----------------------------------------------------
     Total current assets                                            9,860             10,596            (736)
                                                            -----------------------------------------------------
     Plant, property and equipment                                  90,810             89,238           1,572
        Less accumulated depreciation                               51,061             49,939           1,122
                                                            -----------------------------------------------------
                                                                    39,749             39,299             450
                                                            -----------------------------------------------------
     Investments in unconsolidated businesses                        8,207              6,275           1,932
     Other assets                                                    8,236              6,444           1,792
                                                            -----------------------------------------------------
Total Assets                                                 $      66,052      $      62,614    $      3,438
                                                            =====================================================

Liabilities and Shareowners' Investment
     Current liabilities
        Debt maturing within one year                        $       5,812    $         5,455  $          357
        Accounts payable and accrued liabilities                     7,000              6,465             535
        Other                                                        1,489              1,547             (58)
                                                            -----------------------------------------------------
     Total current liabilities                                      14,301             13,467             834
                                                            -----------------------------------------------------
     Long-term debt                                                 20,149 /1/         18,463           1,686
                                                            -----------------------------------------------------
     Employee benefit obligations                                    8,958              9,326            (368)
                                                            -----------------------------------------------------
     Deferred credits and other liabilities
        Deferred income taxes                                        4,416              3,892             524
        Unamortized investment tax credits                             193                197              (4)
        Other                                                          777                730              47
                                                            -----------------------------------------------------
                                                                     5,386              4,819             567
                                                            -----------------------------------------------------
     Minority interest, including a portion subject to
        redemption requirements                                        425                458             (33)
                                                            -----------------------------------------------------
     Preferred stock of subsidiary                                     201                201               -
                                                            -----------------------------------------------------
     Shareowners' investment
        Common stock                                                   158                158               -
        Contributed capital                                         13,691             13,550             141
        Reinvested earnings                                          2,895              2,806              89
        Accumulated other comprehensive income                       1,348                450             898
                                                            -----------------------------------------------------
                                                                    18,092             16,964           1,128

        Less common stock in treasury, at cost                       1,026                640             386
        Less deferred compensation -
           employee stock ownership plans                              434                444             (10)
                                                            -----------------------------------------------------
     Total shareowners' investment                                  16,632             15,880             752
                                                            -----------------------------------------------------
Total Liabilities and Shareowners' Investment                $      66,052    $        62,614  $        3,438
                                                            =====================================================


(1)  Includes mark-to-market adjustment for exchangeable notes.

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BELL ATLANTIC CORPORATION
Condensed Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                               (Dollars in Millions)

                                                                  3 Months Ended  3 Months Ended
Unaudited                                                              3/31/2000       3/31/1999         $ Change
--------------------------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities
Net Income                                                         $         731   $       1,142   $        (411)
Adjustments to reconcile net income to net cash
     provided by operating activities:
        Depreciation and amortization                                      1,620           1,504             116
        Mark-to-market adjustment for
           exchangeable notes                                                825               -             825
        Deferred income taxes, net                                            (5)            218            (223)
        Income from unconsolidated businesses                               (123)            (34)            (89)
        Dividends received from unconsolidated businesses                     25              29              (4)
        Amortization of unearned lease income                                (33)            (37)              4
        Investment tax credits                                                (4)             (6)              2
        Other items, net                                                      90              33              57
        Changes in certain assets and liabilities, net of
           effects from acquisition/disposition of businesses                (10)           (363)            353
                                                                  --------------------------------------------------
Net cash provided by operating activities                                  3,116           2,486             630
                                                                  --------------------------------------------------

Cash Flows From Investing Activities
Capital expenditures                                                      (2,155)         (1,711)           (444)
Investments in unconsolidated businesses, net                             (1,038)           (106)           (932)
Investments in notes receivable                                             (979)              -            (979)
Net change in short-term investments                                         208             245             (37)
Proceeds from disposition of businesses                                       41             612            (571)
Other investing activities, net                                               25             (38)             63
                                                                  --------------------------------------------------
Net cash used in investing activities                                     (3,898)           (998)         (2,900)
                                                                  --------------------------------------------------

Cash Flows From Financing Activities
Proceeds from borrowings                                                     908               -             908
Principal repayments of borrowings and capital lease obligations            (284)            (26)           (258)
Net change in short-term borrowings with
     original maturities of three months or less                             588            (980)          1,568
Dividends paid                                                              (598)           (598)              -
Proceeds from financing of cellular assets                                     -             380            (380)
Proceeds from sale of common stock                                            58             151             (93)
Purchase of common stock for treasury                                       (506)           (208)           (298)
Other financing activities, net                                             (121)            (76)            (45)
                                                                  --------------------------------------------------
Net cash provided by (used in) financing activities                           45          (1,357)          1,402
                                                                  --------------------------------------------------
Increase (decrease) in cash and cash equivalents                            (737)            131            (868)
Cash and cash equivalents, beginning of period                             1,097             237             860
                                                                  --------------------------------------------------
Cash and cash equivalents, end of period                           $         360   $         368   $          (8)
                                                                  ==================================================


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BELL ATLANTIC CORPORATION
Domestic Telecom - Selected Financial Results
--------------------------------------------------------------------------------

                                                            (Dollars in Millions)

                                     3 Months Ended  3 Months Ended
Unaudited                                 3/31/2000       3/31/1999      % Change
-------------------------------------------------------------------------------------
Operating Revenues
     Local services                    $      3,668    $      3,488           5.2
     Network access services                  2,041           1,944           5.0
     Long distance services                     455             474          (4.0)
     Ancillary services                         531             535          (0.7)
                                      --------------------------------
Total Operating Revenues                      6,695           6,441           3.9
                                      --------------------------------

Operating Expenses
     Employee costs                           1,779           1,806          (1.5)
     Depreciation and amortization            1,417           1,336           6.1
     Other operating expenses                 1,785           1,614          10.6
                                      --------------------------------
Total Operating Expenses                      4,981           4,756           4.7
                                      --------------------------------

Operating Income                       $      1,714    $      1,685           1.7
Operating Income Margin                       25.6%           26.2%

Operating Cash Flow                    $      3,131    $      3,021           3.6
Operating Cash Flow Margin                    46.8%           46.9%



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BELL ATLANTIC CORPORATION
Directory - Selected Financial Results
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
                                                            (Dollars in Millions)

                                     3 Months Ended  3 Months Ended
Unaudited                                 3/31/2000       3/31/1999      % Change
-------------------------------------------------------------------------------------
Operating Revenues                     $        570    $        553           3.1
Operating Expenses
     Employee costs                              84              80           5.0
     Depreciation and amortization                9               9             -
     Other operating expenses                   192             190           1.1
                                      --------------------------------
Total Operating Expenses                        285             279           2.2
                                      --------------------------------

Operating Income                       $        285    $        274           4.0
Operating Income Margin                       50.0%           49.5%

Operating Cash Flow                    $        294    $        283           3.9
Operating Cash Flow Margin                    51.6%           51.2%


Footnotes:
The selected financial results for the segments noted above are presented on an adjusted basis and exclude the effects of special items.
This presentation is not intended to follow GAAP prescribed segment reporting in all respects.
Disclosure of segment information will appear in the company's SEC Form 10-Q for the quarter ended March 31, 2000.

Intercompany and intersegment transactions have not been eliminated.

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

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BELL ATLANTIC CORPORATION
Domestic Telecom - Operating Statistics
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

                                                    3 Months Ended   3 Months Ended
Unaudited                                                3/31/2000        3/31/1999          % Change
---------------------------------------------------------------------------------------------------------
Operating Statistics
Switched access lines in service (000)        (1)
     Residence                                              27,105           26,460  *            2.4
     Business                                               15,527           15,120  *            2.7
     Public                                                    510              517  *           (1.4)
                                                    --------------------------------
Total                                                       43,142           42,097  *            2.5
                                                    --------------------------------

Voice grade equivalents (000)                 (2)
     Residence                                              27,105           26,460  *            2.4
     Business                                               40,167           32,391  *           24.0
                                                    --------------------------------
Total                                                       67,272           58,851  *           14.3
                                                    --------------------------------

BRI ISDN lines (000)                          (3)              593              540               9.8

Access minutes of use (M)                                   46,449           44,502               4.4

New York residential LD customers (000)                        428                -                 -

Employees per 10,000 access lines             (4)             29.1             28.7               1.4

High Capacity and Digital Data

Data Revenue ($ in millions)
     Wideband transport                       (5)     $        587     $        453  *           29.6
     Fast packet and other                    (6)              206              157              31.2
     Data solutions                           (7)               99               67              47.8
                                                    --------------------------------
Total Revenues                                        $        892     $        677  *           31.8
                                                    ================================

Data Volumes (000)
     DSO Equivalents                          (8)           25,929           18,168  *           42.7
     PRI ISDN                                 (9)            1,289              896  *           43.9
     Frame Relay                              (9)            1,013              736              37.6
     ATM Cell Relay                           (9)            1,087              522             108.2


Footnotes:
(1) Switched access lines include ISDN. Basic Rate Interface (BRI) ISDN is counted as one access line and Primary Rate Interface (PRI) is counted as 23 lines.
(2) Voice Grade Equivalents (VGEs) represent the combination of switched access lines and DSO equivalents, adjusted to avoid double counting of primary rate ISDN channels.
(3) Represents the number of Basic Rate Interface (BRI) lines counted as one access line. Each BRI line consists of two 'B' channels that each operate at 64 kbps, and one 'D' channel that serves as a signaling channel directing voice & data transmissions.
(4)  Calculated based on employees of telephone operations only.
(5) Includes circuit-based digital dedicated transport services such as Digital DSO, DS1, DS3 and Sonet-based services used to carry local and access traffic, both voice & data.
(6) Includes fast packet data transport services such as Frame Relay, SMDS and ATM. Also includes ISDN, ADSL and internet revenue.
(7)  Revenues associated with our Data Solution - Retail business.
(8) Includes digital DS0 and above circuits (e.g. Digital DS0, DS1, DS3), including packet-based services, converted to a DSO or 64kbps signal, the equivalent to one voice signal:
     DS1=24 DSOs, DS3=672 DSOs, OC3=2,106 DSOs,
     OC12=8,424 DSOs, OC48=33,696 DSOs.
(9)  Volumes expressed as DSO equivalents.

*    Restated from amounts previously disclosed

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BELL ATLANTIC CORPORATION
Global Wireless - Proportionate Results
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
                                    (Dollars in Millions, except per subscriber amounts)

                                           3 Months Ended   3 Months Ended
Unaudited                                       3/31/2000        3/31/1999     % Change
------------------------------------------------------------------------------------------
Combined Global Wireless

Selected Financial Results
Revenues                                      $     1,684     $      1,276        32.0
Operating income                              $       294     $        186        58.1
Operating cash flow                       (1) $       547     $        382        43.2

Selected Operating Data
Subscribers (000)                                  12,735            9,116        39.7
Subscriber net adds in period (000)                   727              532        36.7
POPs (000)                                        191,124          186,590         2.4
------------------------------------------------------------------------------------------

Bell Atlantic Mobile                      (2)

Selected Financial Results
Revenues                                      $     1,170              908        28.9
Operating income                              $       226              172        31.4
Operating cash flow                           $       388              313        24.0

Selected Operating Data
Subscribers (000)                                   7,978            6,391        24.8
Subscriber net adds in period (000)                   290              190        52.6
Controlled POPs (000)                              62,958           57,356         9.8
------------------------------------------------------------------------------------------

PrimeCo Personal Communications           (3)

Selected Financial Data
Revenues                                      $       126               88        43.2
Operating income                              $       (31)             (37)       16.2
Operating cash flow                           $         4              (22)      118.2

Selected Operating Data
Subscribers (000)                                     768              506        51.8
Subscriber net adds in period (000)                    72               94       (23.4)
POPs (000)                                         30,966           28,634         8.1
------------------------------------------------------------------------------------------

International Wireless Operations         (4)

Selected Financial Data
Revenues                                      $       388              280        38.6
Operating income                              $        99               51        94.1
Operating cash flow                           $       155               91        70.3

Selected Operating Data
Subscribers (000)                                   3,989            2,219        79.8
Subscriber net adds in period (000)                   365              248        47.2
POPs (000)                                         97,200          100,600        (3.4)

Footnotes:
(1) Operating cash flow equals operating income plus depreciation and amortization.
(2) Bell Atlantic Mobile results reflect consolidated results for all controlled markets.
(3) Represents Bell Atlantic's proportionate share of PrimeCo Personal Communications.
(4) Represents Bell Atlantic's proportionate share of International wireless investments including consolidated, equity method, and cost basis investments.

This presentation is not intended to follow GAAP prescribed segment reporting in all respects. Disclosure of segment information will appear in the company's SEC Form 10-Q for the quarter ended March 31, 2000.

Intercompany and intersegment transactions have not been eliminated.

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BELL ATLANTIC CORPORATION
Bell Atlantic Mobile - Operating Results
--------------------------------------------------------------------------------

                                  (Dollars in Millions, except per subscriber amounts)

                                            3 Months Ended  3 Months Ended
Unaudited                                        3/31/2000       3/31/1999    % Change
--------------------------------------------------------------------------------------

Bell Atlantic Mobile                       (1)

Selected Financial Results
Revenues                                       $     1,170            908       28.9
Less: Incollect revenues                       $        84             76       10.5
Less: Equipment revenues                       $        98             63       55.6
                                              ----------------------------
Service revenues                               $       988    $       769       28.5
                                              ----------------------------

Operating income                               $       226            172       31.4
Operating cash flow                        (2) $       388            313       24.0
Operating cash flow margin                 (3)         39%            41%
Capital expenditures,                          $       347            241       44.0
     excluding acquisitions

Selected Operating Data
Subscribers (000)                                    7,978          6,391       24.8
Penetration                                (4)       12.7%          11.1%
Subscriber net adds in period (000)                    290            190       52.6
Controlled POPs (000)                      (5)      62,958         57,356        9.8
Owned POPs (000)                           (6)      58,392         55,697        4.8

Churn rate                                           1.93%          1.97%
Total revenue per subscriber                   $     49.85          48.03        3.8
Service revenue per subscriber                 $     42.09          40.69        3.4
Cash expense per subscriber                    $     25.53          24.14        5.8
Acquisition cost per add                   (7) $       180            208      (13.5)


Footnotes:

(1) Bell Atlantic Mobile results reflect consolidated results for all controlled markets.
(2) Operating cash flow equals operating income plus depreciation and amortization (EBITDA).
(3) Operating cash flow margin is calculated by dividing operating cash flow by service revenues.
(4)  Penetration is calculated by dividing subscribers by controlled POPs.
(5) Controlled POPs represent the total number of POPs for which Bell Atlantic Mobile has operating control.
(6) Owned POPs represent Bell Atlantic Mobile percentage ownership in all licensed markets.
(7)  Acquisition cost per add includes commissions and loss on handsets.

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